                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                            SERIES 2005-CC SUPPLEMENT
                           Dated as of August 23, 2005

                                     to the

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 1995,
                   as Amended and Restated as of July 1, 2000

                        ---------------------------------

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                 SERIES 2005-CC

                        ---------------------------------

                                     between

                               NATIONAL CITY BANK,
                             as Seller and Servicer,

                                       and

                        THE BANK OF NEW YORK (DELAWARE),
                                   as Trustee

================================================================================

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                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                     ARTICLE I
                                    CREATION OF THE SERIES 2005-CC CERTIFICATES

Section 1.01.         Designation...............................................................................   1

                                                    ARTICLE II
                                                    DEFINITIONS

Section 2.01.         Definitions...............................................................................   2

                                                    ARTICLE III
                                               SERVICER AND TRUSTEE

Section 3.01.         Servicing Compensation....................................................................   7

                                               ARTICLE IV
              RIGHTS OF SERIES 2005-CC INVESTOR CERTIFICATEHOLDERS AND ALLOCATION AND
                                       APPLICATION OF COLLECTIONS

Section 4.01.         Collections and Allocations...............................................................   8

Section 4.02.         Application of Available Funds and Available Principal Collections........................   9

Section 4.03.         Excess Finance Charge Collections.........................................................  10

Section 4.04.         Shared Principal Collections..............................................................  10

                                                     ARTICLE V
                          DISTRIBUTIONS AND REPORTS TO SERIES 2005-CC CERTIFICATEHOLDERS

Section 5.01.         Distributions.............................................................................  11

Section 5.02.         Reports and Statements....................................................................  11

                                                    ARTICLE VI
                                                  PAY OUT EVENTS

Section 6.01.         Additional Pay Out Events.................................................................  11

                                                    ARTICLE VII
                                                SERIES TERMINATION

Section 7.01.         Series Termination........................................................................  12

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                   ARTICLE VIII
                                                FINAL DISTRIBUTIONS

Section 8.01.         Sale of Receivables or Certificateholders' Interest pursuant to Section 2.06 or
                      10.01 of the Agreement....................................................................  12

Section 8.02.         Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables
                      pursuant to Section 9.02 of the Agreement.................................................  13

Section 8.03.         Sale of Receivables on Legal Maturity Date................................................  14

                                                    ARTICLE IX
                                             MISCELLANEOUS PROVISIONS

Section 9.01.         Ratification of Agreement.................................................................  14

Section 9.02.         Counterparts..............................................................................  15

Section 9.03.         Governing Law; Submission to Jurisdiction; Agent for Service of Process...................  15

Section 9.04.         Certain Tax Related Amendments............................................................  15

Section 9.05.         Certain Accounting Related Amendments.....................................................  15

Section 9.06.         Additional Representations and Warranties of the Seller...................................  16

Section 9.07.         Treatment of Noteholders..................................................................  16

Section 9.08.         Transfer of the Series 2005-CC Certificate................................................  17

Section 9.09.         Delivery of the Series 2005-CC Certificate................................................  17

                                    EXHIBITS

EXHIBIT A   - Form of Series 2005-CC Certificate

EXHIBIT B   - Form of Monthly Payment Instructions and Notification to the
              Trustee

EXHIBIT C   - Form of Monthly Certificateholders' Statement

EXHIBIT D   - Form of Monthly Servicer's Certificate

            THIS SERIES 2005-CC SUPPLEMENT, dated as of August 23, 2005 (this "Supplement"), is hereby executed by and between NATIONAL CITY BANK, a national banking association, as Seller and Servicer, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as Trustee.

            Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995, as amended and restated as of July 1, 2000, and as further amended by the First Amendment to the Pooling and Servicing Agreement, dated as of May 24, 2001, and the Second Amendment to the Pooling and Servicing Agreement, dated as of August 3, 2005 (as may be amended or supplemented thereafter, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller has created the National City Credit Card Master Trust (the "Trust"). Section 6.03 of the Agreement provides, among other things, that the Seller may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

            Pursuant to this Supplement, the Seller and the Trustee shall create a new Series consisting of an Investor Certificate and specify the Principal Terms thereof.

                                    ARTICLE I

                   CREATION OF THE SERIES 2005-CC CERTIFICATES

            SECTION 1.01. Designation.

            (a) There is hereby created a Series consisting of an Investor Certificate to be issued pursuant to the Agreement and this Supplement to be known as the "National City Credit Card Master Trust, Series 2005-CC." Such Investor Certificate shall be issued in one Class and shall be designated the "Asset Backed Certificate, Series 2005-CC" (the "Series 2005-CC Certificate"). The Series 2005-CC Certificate shall be issued as one definitive certificate substantially in the form of Exhibit A hereto.

            (b) Series 2005-CC shall be included in Group One (as defined below). Series 2005-CC shall not be subordinated to any other Series.

            (c) Except as expressly provided herein, (i) the provisions of
Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates, and clauses (a) and (c) of the definition of Tax Opinion in
Section 1.01 of the Agreement shall not be applicable to the Series 2005-CC Certificate, and (ii) the provisions of Section 3.07 of the Agreement shall not apply to cause the Series 2005-CC Certificate to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Seller intends and, together with the Series 2005-CC Certificateholders, agrees to treat the Series 2005-CC Certificate for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

            (d) This Supplement is the Series 2005-CC Supplement referred to in the Amended and Restated Trust Agreement of the National City Credit Card Master Note Trust, dated as of August 23, 2005, among National City, as beneficiary and as transferor, and Wilmington Trust Company, as owner trustee.

                                   ARTICLE II

                                   DEFINITIONS

            SECTION 2.01. Definitions.

            (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

            "Accumulation Period," with respect to Series 2005-CC, shall mean, solely for the purposes of the definition of Group One Monthly Principal Payment as such term is defined in each Supplement relating to Group One, the Revolving Period.

            "Adjusted Outstanding Dollar Principal Amount" shall have the meaning specified in the Indenture.

            "Aggregate Investor Default Amount" shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts with respect to such Monthly Period.

            "Aggregate Reallocated Principal Amount" shall mean, with respect to any Monthly Period, the aggregate Reallocated Principal Amount (as defined in the Indenture) for all series of Notes for such Monthly Period.

            "Allocation Reset Date" shall mean, with respect to any Monthly Period, any date on which (a) the Investor Interest is increased as a result of the issuance of a new tranche of Notes or the issuance of additional Notes in an Outstanding series, class or tranche of Notes during such Monthly Period, (b) an Addition Date occurs or (c) a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust; provided, however, that solely with respect to this term, "Series" shall mean any series of Investor Certificates (as defined in the Agreement) and any series, class or tranche of Notes.

            "Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collections of Finance Charge Receivables received during such Monthly Period (less Servicer Interchange with respect to such Monthly Period) and allocated to Series 2005-CC (including any amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

            "Available Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) an amount equal to the Principal Allocation Percentage of all Collections in respect of Principal Receivables received during such Monthly Period and (b) any Shared Principal Collections with respect to other Series that are allocated to Series 2005-CC in accordance with Section 4.04 of the Agreement and Section 4.10 hereof.

            "Certificate Representative" shall mean (a) if there is one Holder of the Series 2005-CC Certificate, such Holder or the designee of such Holder, and (b) if there is more than one Holder of the Series 2005-CC Certificate, the designee of the Holders of a majority of the outstanding principal balance of the Series 2005-CC Certificate.

            "Closing Date" shall mean August 23, 2005.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral" shall have the meaning specified in Section 9.06.

            "Distribution Date" shall mean October 17, 2005 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day; provided that any references to the Distribution Date for a Monthly Period shall mean the Distribution Date immediately following the last day of such Monthly Period.

            "Early Amortization Period" shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which a Pay Out Event with respect to Series 2005-CC is deemed to have occurred, and ending on the Series Termination Date.

            "Floating Allocation Invested Amount" shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Finance Charge Allocation Amount (as defined in the Indenture) for all series of Notes.

            "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Floating Allocation Invested Amount as of the last day of the preceding Monthly Period and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of Principal Receivables in the Trust as of such day and (ii) the principal amount on deposit in the Special Funding Account as of such day and (b) the sum of the numerators used to calculate the floating allocation percentages for all Series then outstanding; provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs the denominator in (a)(i) above shall be the average of the amounts referred to in the following clauses (A) and (B) weighted by the number of days in the respective periods referred to in such clauses: (A) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Allocation Reset Date and (B) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Allocation Reset Date for the period from and including the related Allocation Reset Date to and including the last day of such Monthly Period.

            "Group One" shall mean Series 2005-CC and each other Series specified in the related Supplement to be included in Group One.

            "highest investment category" shall have the meaning specified in
Section 2.01(b).

            "Indenture" shall mean the Indenture, dated as of August 23, 2005, between the National City Credit Card Master Note Trust, as Issuer, and The Bank of New York, as indenture trustee, as amended and supplemented from time to time.

            "Initial Invested Amount" shall mean, when used in the Agreement, this Series Supplement or any other Supplement with respect to Series 2005-CC and with respect to any Monthly Period, the Initial Dollar Principal Amount (as defined in the Indenture) of any Outstanding series, class or tranche of Notes.

            "Invested Amount" with respect to Series 2005-CC shall mean, on any date of determination, an amount equal to the sum of the Nominal Liquidation Amounts for each tranche of Notes Outstanding as of such date of determination.

            "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

            "Legal Maturity Date," with respect to any tranche of Notes, shall have the meaning specified in the Indenture.

            "Monthly Interest Target" shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Interest Deposit Amounts (as defined in the Indenture) for all series of Notes for such Monthly Period.

            "Monthly Period" shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Series 2005-CC Certificate shall begin on and include the Closing Date and shall end on and include September 30, 2005.

            "Monthly Principal Target" shall mean, with respect to each Monthly Period, an amount equal to the aggregate Targeted Principal Deposit Amounts (as defined in the Indenture) for all series of Notes for such Monthly Period.

            "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

            "National City" shall mean National City Bank.

            "Nominal Liquidation Amount," with respect to any series, class or tranche of Notes, shall have the meaning specified in the Indenture.

            "Note" or "Notes" shall mean each Note or the Notes (as defined in the Indenture) secured by the Series 2005-CC Certificate.

            "Note Trust Excess Finance Charge Collections" shall mean, for any Distribution Date, an amount equal to the aggregate amount to be treated as Excess Finance Charge Collections for each series of Notes for such Distribution Date pursuant to the related Indenture Supplement and Section 507 of the Indenture.

            "Note Trust Finance Charge Shortfall" shall mean, for any Distribution Date, an amount equal to the sum of the Series Finance Charge Collections Shortfalls (as defined in the related Indenture Supplement) for each series of Notes for such Distribution Date.

            "Note Trust Shared Principal Collections" shall mean, for any Distribution Date, an amount equal to the aggregate amount to be treated as Shared Principal Collections for each series of Notes for such Distribution Date pursuant to the related Indenture Supplement and Section 508 of the Indenture.

            "Note Trust Principal Shortfall" shall mean, for any Distribution Date, an amount equal to the sum of the Series Principal Collections Shortfalls (as defined in the related Indenture Supplement) for each series of Notes for such Distribution Date.

            "Outstanding" shall have the meaning specified in the Indenture.

            "Permitted Assignee" shall mean any Person who, if it were the holder of an interest in the Trust would not, alone or in combination with other holders of interests in the Trust, cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.

            "Principal Allocation Invested Amount" shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Principal Allocation Amounts (as defined in the Indenture) for all series of Notes. "Principal Allocation Percentage" shall mean, with respect to any date of determination during any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Principal Allocation Invested Amount for such date and the denominator of which is the greater of (i) the sum of (A) the aggregate amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (or, in the case of any date of determination during the First Monthly Period, the Closing Date) and (B) the principal amount on deposit in the Special Funding Account as of such last day and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs the denominator in (i)(A) above shall be the average of the amounts referred to in the following clauses (1) and (2) weighted by the number of days in the respective periods referred to in such clauses: (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Allocation Reset Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Allocation Reset Date for the period from and including the related Allocation Reset Date to and including the last day of such Monthly Period.

            "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Adjusted Outstanding Dollar Principal Amount (as defined in the Indenture) of all Notes on such Distribution Date, (b) the Monthly Interest Target with respect to the immediately preceding Monthly Period and (c) any other fees and expenses of the Indenture Trustee payable by the National City Credit Card Master Note Trust pursuant to the Indenture, each after giving effect to any deposits and distributions otherwise to be made on such Distribution Date.

            "Revolving Period" shall mean the period beginning at the close of business on the Closing Date and ending on the close of business on the day immediately preceding the day the Early Amortization Period commences.

            "Series Invested Amount" shall mean the Initial Invested Amount.

            "Series Termination Date" shall mean the date earlier to occur of
(a) the date designated by the Seller following the last Legal Maturity Date of any series, class or tranche of Notes or (b) the termination of the Trust pursuant to Section 12.01 of the Agreement.

            "Series 2005-CC" shall mean the Series of the National City Credit Card Master Trust represented by the Series 2005-CC Certificate.

            "Series 2005-CC Certificate" shall have the meaning specified in
Section 1.01.

            "Series 2005-CC Certificateholders" shall mean the Holders of the Series 2005-CC Certificate.

            "Series 2005-CC Monthly Principal Payment" shall mean, with respect to any Monthly Period, an amount equal to the aggregate Monthly Principal Payments (as defined in the Indenture) for each series of Notes for such Monthly Period.

            "Servicer Interchange" means, with respect to any Monthly Period, the lesser of (a) the Floating Allocation Percentage of Interchange deposited in the Collection Account during such Monthly Period and (b) the Servicer Interchange Percentage of the Servicing Base Amount.

            "Servicer Interchange Percentage" shall mean 1.00% per annum.

            "Servicing Base Amount" shall have the meaning specified in Section 3.01.

            "Servicing Fee Rate" shall mean 2.00%.

            "Subordinated Note Percentage" shall mean, with respect to any date of determination during any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Allocation Amounts (as defined in the Indenture) for such date calculated for those Notes which are subordinated to any senior Notes and the denominator of which is the Principal Allocation Invested Amount for such date.

            "Weighted Average Floating Allocation Invested Amount" shall mean, with respect to any Monthly Period, the sum of the Floating Allocation Invested Amount as of the close of business on each day during such Monthly Period divided by the actual number of days in such Monthly Period.

            (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series 2005-CC, each of Moody's, Standard & Poor's and Fitch. As used in this Supplement and in the Agreement with respect to Series 2005-CC, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA, A-1+, AAAm or AAAmG, as applicable, (ii) in the case of Moody's, Aaa or P-1, as applicable and (iii) in the case of Fitch, F-1+ or AAA, as applicable.

            (c) Each capitalized term defined herein shall relate to the Series 2005-CC Certificates and no other Series of Certificates issued by the Trust. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

            (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                   ARTICLE III

                              SERVICER AND TRUSTEE

            SECTION 3.01. Servicing Compensation. The share of the Servicing Fee allocable to Series 2005-CC with respect to any Distribution Date shall be paid from Servicer Interchange and the Monthly Servicing Fee. The "Monthly Servicing Fee," with respect to any Distribution Date, shall be equal to one-twelfth of the excess of (x) the product of (a) the Servicing Fee Rate and (b) (i) the Weighted Average Floating Allocation Invested Amount for the Monthly Period preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Weighted Average Floating Allocation Invested Amount for such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount") over
(y) the product of the Servicer Interchange Percentage and the Servicing Base Amount. On each Distribution Date, prior to making any other withdrawals from the Collection Account, the Servicer shall apply, or shall instruct the Trustee to apply, amounts on deposit in the Collection Account with respect to the related Monthly Period, up to the amount of Servicer Interchange for such Monthly Period, to the Servicer in partial payment of the Series 2005-CC share of the Servicing Fee. The remainder of the Servicing Fee shall be paid by the Holder of the Seller Certificate or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2005-CC Certificateholders be liable for the share of the Servicing Fee to be paid by the Holder of the Seller Certificate or the Certificateholders of any other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to the Indenture.

                                   ARTICLE IV

              RIGHTS OF SERIES 2005-CC INVESTOR CERTIFICATEHOLDERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

            SECTION 4.01. Collections and Allocations. The Servicer will apply, or will instruct the Trustee to apply, all Collections and other funds on deposit in the Collection Account that are allocable to Series 2005-CC as follows:

            (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on each day any Collections are deposited in the Collection Account, allocate to Series 2005-CC, the Certificateholders of other Series or the Holder of the Seller Interest the following amounts as set forth below:

            (i) Allocate to Series 2005-CC and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such date and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such date.

            (ii) Allocate to the Series 2005-CC an amount equal to the product of (1) the Principal Allocation Percentage on such date and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such date, and, of such amount:

            (A) retain in the Collection Account on each such date an amount equal to the Monthly Principal Target;

            (B) retain in the Collection Account the following amounts:

                  (1) on each such date, an amount equal to the lesser of (x)
            the Subordinated Note Percentage of the Collections processed in respect of Principal Receivables allocated to the Series 2005-CC pursuant to this Section 4.01(a)(ii), and (y) the remaining amount of Collections of Principal Receivables allocated to Series 2005-CC on such date after application pursuant to Section 4.01(a)(ii)(A); and

                  (2) on the related Distribution Date, deposit in the
            Collection Account an amount equal to the lesser of (x) the Collections processed in respect of Principal Receivables allocated to Series 2005-CC pursuant to this Section 4.01(a)(ii) and not previously retained in the Collection Account and (y) the excess, if any, of the Aggregate Reallocated Principal Amount for the related Monthly Period over the aggregate amount on deposit in the Principal Account pursuant to Section 4.01(a)(ii)(B)(1) on the close of business on the last day of the related Monthly Period;

            (C) if any other Principal Sharing Series is outstanding and in its Amortization Period or Accumulation Period, retain in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date an amount equal to the remaining amount of such Collections of Principal Receivables allocated to Series 2005-CC on such date after application pursuant to Section 4.01(a)(ii)(B); and

            (D) pay to the Holder of the Seller Interest an amount equal to the remaining amount of such Collections of Principal Receivables allocated to Series 2005-CC on such date after application pursuant to Section 4.01(a)(ii)(C); provided, however, that the amount to be paid to the Holder of the Seller Interest pursuant to this Section 4.01(a)(ii)(D) with respect to any date shall be paid to the Holder of the Seller Interest only if the Seller Amount on such date is greater than the Required Seller Amount (after giving effect to the inclusion in the Trust of all Principal Receivables created on such date), and, to the extent not so paid, shall be deposited into the Special Funding Account.

            (b) Allocations During the Early Amortization Period. During the Early Amortization Period, the Servicer shall, prior to the close of business on each day any Collections are deposited in the Collection Account, allocate to Series 2005-CC, the Certificateholders of other series or the Holder of the Seller Interest the following amounts as set forth below:

            (i) Allocate to Series 2005-CC and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such date and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such date.

            (ii) Allocate to Series 2005-CC and retain in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such date and (B) the aggregate amount of such Collections processed in respect of Principal Receivables on such date; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to Series 2005-CC, the amount determined in accordance with this subparagraph (ii) shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period or Accumulation Period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holder of the Seller Interest only if the Seller Amount on such date is greater than the Required Seller Amount (after giving effect to the inclusion in the Trust of all Principal Receivables created on or prior to such date), and if the Seller Amount does not exceed the Required Seller Amount on such date, such excess shall be deposited into the Special Funding Account.

            SECTION 4.02. Application of Available Funds and Available Principal Collections. The Servicer shall apply, or shall cause the Trustee to apply, on each Distribution Date, Available Funds and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

            (a) On each Distribution Date, an amount equal to the Available Funds with respect to such Distribution Date shall be paid to the Series 2005-CC Certificateholders in accordance with Section 5.01.

            (b) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

            (i) an amount equal to the Series 2005-CC Monthly Principal Payment for such Distribution Date shall be paid to the Series 2005-CC Certificateholders; and

            (ii) for each Distribution Date, after giving effect to paragraph
      (i) above, an amount equal to the balance, if any, of such Available Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with
      Section 4.04 of the Agreement.

            (c) On each Distribution Date with respect to an Early Amortization Period, an amount equal to the lesser of (i) Invested Amount on such Distribution Date and (ii) the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be paid to the Series 2005-CC Certificateholders.

            SECTION 4.03. Excess Finance Charge Collections. Series 2005-CC shall be included in Group One. Subject to Section 4.05 of the Agreement, Excess Finance Charge Collections with respect to the Series in Group One for any Distribution Date will be allocated to Series 2005-CC in an amount equal to the product of (a) the aggregate amount of Excess Finance Charge Collections with respect to all the Series in Group One for such Distribution Date and (b) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2005-CC for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Series in Group One for such Distribution Date. The Excess Finance Charge Collections with respect to Series 2005-CC for any Distribution Date will be equal to the Note Trust Excess Finance Charge Collections for such Distribution Date. The "Finance Charge Shortfall" for Series 2005-CC for any Distribution Date will be equal to the Note Trust Finance Charge Shortfall for such Distribution Date.

            SECTION 4.04. Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2005-CC in an amount equal to the product of (a) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Distribution Date and (b) a fraction, the numerator of which is the Principal Shortfall for Series 2005-CC for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. The Shared Principal Collections with respect to Series 2005-CC for any Distribution Date will be equal to the Note Trust Shared Principal Collections for such Distribution Date. The "Principal Shortfall" for Series 2005-CC will be equal to the Note Trust Principal Shortfall for such Distribution Date.

                                    ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                        SERIES 2005-CC CERTIFICATEHOLDERS

            SECTION 5.01. Distributions.

            (a) On each Distribution Date, the Trustee shall distribute to the Certificate Representative the aggregate amount payable to the Series 2005-CC Certificateholders pursuant to Section 4.02 to the account of the Certificate Representative, as specified in writing by the Certificate Representative, in immediately available funds.

            (b) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Supplement.

            SECTION 5.02. Reports and Statements.

            (a) On each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency, a certificate substantially in the form of Exhibit B prepared by the Servicer.

            (b) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to the Certificate Representative a statement substantially in the form of Exhibit C prepared by the Servicer.

            (c) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent and each Rating Agency (i) statements substantially in the form of Exhibit C prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit D.

                                   ARTICLE VI

                                 PAY OUT EVENTS

            SECTION 6.01. Additional Pay Out Events. If any one of the following events shall occur with respect to the Series 2005-CC Certificate:

            (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of the Agreement or this Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respects any other covenants or agreements of the Seller set forth in the Agreement or this Supplement, which failure has a material adverse effect on the Series 2005-CC Certificateholders and which continues unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by any Holder of the Series 2005-CC Certificate, and continues to materially and adversely affect the interests of the Series 2005-CC Certificateholders for such period;

            (b) any representation or warranty made by the Seller in the Agreement or this Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Seller pursuant to Section 2.01 or 2.08(f) of the Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by any Holder of the Series 2005-CC Certificate and as a result of which the interests of the Series 2005-CC Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this Section 6.01(b) shall not be deemed to have occurred hereunder if the Seller has accepted reassignment of the related Receivable or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

            (c) a failure by the Seller to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which they are required to convey such Receivables or Participation Interests pursuant to Section 2.08(a) of the Agreement; or

            (d) any Servicer Default shall occur which would have a material adverse effect on the Series 2005-CC Certificateholders;

then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of the Series 2005-CC Certificate evidencing not less than 50% of the aggregate unpaid principal amount of the Series 2005-CC Certificate by notice then given in writing to the Seller and the Servicer (and to the Trustee, if given by the Series 2005-CC Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2005-CC as of the date of such notice, and, in the case of any event described in subparagraph (c) a Pay Out Event shall occur with respect to Series 2005-CC without any notice or other action on the part of the Trustee or the Series 2005-CC Certificateholders immediately upon the occurrence of such event.

                                   ARTICLE VII

                               SERIES TERMINATION

            SECTION 7.01. Series Termination. The right of the Series 2005-CC Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series Termination Date.

                                  ARTICLE VIII

                               FINAL DISTRIBUTIONS

            SECTION 8.01. Sale of Receivables or Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement.

            (a) (i) The amount to be paid by the Seller with respect to Series 2005-CC in connection with a reassignment of Receivables to the Seller pursuant to Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

            (ii) The amount to be paid by the Seller with respect to Series 2005-CC in connection with a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the sum of
      (x) the Reassignment Amount for the Distribution Date of such repurchase and (y) the excess, if any, of (I) a price equivalent to the best purchase price quoted on the Record Date preceding the date of repurchase (or, if such Record Date is not a Business Day, on the next succeeding Business
      Day) by at least two recognized dealers selected by the Trustee, at the written direction of the Servicer, for the purchase by such dealers of a security which is similar to the Notes with a remaining maturity approximately equal to the remaining maturity of the Notes and rated by each rating agency in the rating category originally assigned to the Notes over (II) the portion of the Reassignment Amount attributable to the Series 2005-CC Certificate.

            (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 8.01(a)(ii), the Trustee shall to the extent funds are available, not later than 12:00 noon, New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) the aggregate Outstanding Dollar Principal Amount of all Outstanding Notes on such Distribution Date will be distributed to the Series 2005-CC Certificateholders and (ii) an amount equal to the Monthly Interest Target for such Distribution Date will be distributed to the Series 2005-CC Certificateholders. Notwithstanding anything to the contrary contained in this Supplement or the Agreement, the amount of any excess determined pursuant to paragraph (a)(ii)(y) shall be distributed to the Series 2005-CC Certificateholders.

            (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to Section 8.01(b) for payment to the Series 2005-CC Certificateholders shall be deemed distributed in full to the Series 2005-CC Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables pursuant to Section 9.02 of the Agreement.

            (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(c) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the aggregate Outstanding Dollar Principal Amount of all Outstanding Notes on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the

Paying Agent for payment to the Series 2005-CC Certificateholders, provided that the amount of such distribution shall not exceed the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and
(B) the Principal Allocation Percentage with respect to the related Monthly Period.

            (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Monthly Interest Target for such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Series 2005-CC Certificateholders, provided that the amount of such distribution shall not exceed the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and (B) the Floating Allocation Percentage with respect to the related Monthly Period.

            (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 2005-CC Certificateholders shall be distributed in full to the Series 2005-CC Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            (d) Notwithstanding any provision of the Agreement or this Supplement, for purposes of Section 9.02(a) of the Agreement, the Holders of the Series 2005-CC Certificate shall be deemed to have irrevocably disapproved a liquidation of the Receivables following an Insolvency Event.

            SECTION 8.03. Sale of Receivables on Legal Maturity Date. Upon notice to the Servicer and the Seller by the Certificate Representative pursuant to the Indenture with respect to any tranche of accelerated Notes or any tranche of Notes which has reached its Legal Maturity Date, the Trustee will, pursuant to the written instruction of the Certificate Representative, sell to a Permitted Assignee Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount specified by the Certificate Representative which shall be a portion of the Invested Amount of Series 2005-CC equal to the Nominal Liquidation Amount of the affected tranche of Notes, calculated as of the end of the prior Monthly Period (after giving effect to deposits and distributions otherwise to be made with respect to such Monthly Period). The proceeds from such sale shall be immediately paid to the Certificate Representative.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            SECTION 9.01. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

            SECTION 9.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            SECTION 9.03. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Supplement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Supplement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Supplement involves at least $100,000.00, and (b) that this Supplement has been entered into by the parties hereto in express reliance upon 6 DEL. C. Section 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

            SECTION 9.04. Certain Tax Related Amendments. In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or this Supplement, this Supplement may be amended by the Seller without the consent of the Servicer, Trustee or any Investor Certificateholder if the Seller provides the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) a certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder; provided, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Promptly after the effectiveness of any amendment pursuant to this
Section 9.04, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

            SECTION 9.05. Certain Accounting Related Amendments. Notwithstanding any other provision of this Agreement to the contrary, the consent of the Servicer, the Trustee and any Investor Certificateholder is hereby deemed to be given in connection with the amendment of the Agreement or this Supplement to account for the transfer of assets as sales in accordance with FASB Statement No. 140 (or any successor pronouncement), including providing for the transfer of Receivables from the Seller to a bankruptcy-remote special purpose entity and from that entity to the Trustee on behalf of the Trust; provided, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Promptly after the effectiveness of any amendment pursuant to this Section 9.08, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

            SECTION 9.06. Additional Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Supplement. Such representations and warranties speak as of the date that the Collateral (as defined below) is transferred to the Trustee, on behalf of the Trust, but shall not be waived by any of the parties to this Supplement unless the Rating Agency Condition shall have been satisfied with respect to such waiver.

            (a) The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee, on behalf of the Trust, in the Receivables described in Section 2.01 of the Agreement (the "Collateral"), which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller.

            (b) The Collateral constitute "accounts" within the meaning of the applicable UCC.

            (c) At the time of its transfer of any Collateral to the Trustee, on behalf of the Trust, pursuant to the Agreement, the Seller owned and had good and marketable title to such Collateral free and clear of any Lien, claim or encumbrance of any Person.

            (d) The Seller has caused or will have caused, within ten (10) days of the initial execution of this Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee, on behalf of the Trust, pursuant to the Agreement.

            (e) Other than the security interest granted to the Trustee, on behalf of the Trust, pursuant to the Agreement or an Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. The Seller has not authorized the filing of and is not aware of any effective financing statements against the Seller that cover such Collateral other than any financing statement relating to the transfer and security interest granted to the Trustee, on behalf of the Trust, pursuant to the Agreement or an Assignment or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

            SECTION 9.07. Treatment of Noteholders. Subject to Section 8.02(d), for purposes of any provision of the Agreement or this Supplement requiring or permitting actions with the consent of, or at the direction of, Series 2005-CC Certificateholders holding a specified percentage of the aggregate unpaid principal amount of the Series 2005-CC Certificate (a) each Noteholder will be deemed to be a Series 2005-CC Certificateholder; (b) each Noteholder will be deemed to be the Holder of an aggregate unpaid principal amount of the Series 2005-CC Certificate equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes; (c) each series of Notes under the Indenture will be deemed to be a separate Series of Investor Certificates and the Holder of a Note of such series will be deemed to be the Holder of an aggregate unpaid principal amount of such Series of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes of such series; (d) each tranche of Notes under the Indenture will be deemed to be a separate Class of Investor Certificates and the Holder of a Note of such tranche will be deemed to be the Holder of an aggregate unpaid principal amount of such Class of Investor Certificates equal to the Adjusted Outstanding Dollar Principal Amount of such Noteholder's Notes of such tranche and (e) any Notes owned by the National City Credit Card Master Note Trust, the Seller, the Servicer, any other holder of the Seller Interest or any Affiliate thereof will be deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such consent or direction, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Seller, the Servicer, any other holder of the Seller Interest or any Affiliate thereof.

            SECTION 9.08. Transfer of the Series 2005-CC Certificate. To the fullest extent permitted by applicable law, after the Closing Date, the Series 2005-CC Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion (as defined in the Indenture), respectively, with respect thereto; provided, however, that each of (i) the transfer of the Series 2005-CC Certificate from the Seller to the National City Credit Card Master Note Trust, a Delaware statutory trust and (ii) the grant pursuant to the "Granting Clause" in the Indenture, shall be excluded from the provisions of this Section 9.08.

            SECTION 9.09. Delivery of the Series 2005-CC Certificate.

            (a) The Seller shall execute and deliver the Series 2005-CC Certificate to the Trustee for authentication in accordance with Section 6.01 of the Agreement. The Trustee shall deliver such Certificate when authenticated in accordance with Section 6.02 of the Agreement.

            (b) The Series 2005-CC Certificate shall be delivered as a Registered Certificate as provided in Section 6.01 of the Agreement.

            (c) The Series 2005-CC Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including
Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

            (d) When issued and sold in accordance with the terms of the Agreement, including when duly executed and delivered by the Seller and authenticated by the Trustee in accordance with the terms of the Agreement and when issued and delivered against payment therefore, the Series 2005-CC Certificate will be duly, validly and legally issued and outstanding, fully paid, non-assessable, and entitled to the benefits of the Agreement.

                           [Signature Page to Follow]

            IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                           NATIONAL CITY BANK,
                             as Seller and Servicer

                             By: /s/ Russell A. Cronin, Jr.
                                 ----------------------------------------------
                                 Name: Russell A. Cronin, Jr.
                                 Title: Senior Vice President

                           THE BANK OF NEW YORK (DELAWARE),
                            not in its individual capacity but solely as Trustee

                                 By: /s/ Kristine K. Gullo
                                     ------------------------------------------
                                     Name: Kristine K. Gullo
                                     Title: Vice President

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

            THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2005-CC CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS SERIES 2005-CC CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS SERIES 2005-CC CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS SERIES 2005-CC CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2005-CC CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            No.__

                     NATIONAL CITY CREDIT CARD MASTER TRUST
                           SERIES 2005-CC CERTIFICATE
                    ASSET BACKED CERTIFICATE, SERIES 2005-CC

Evidencing an undivided interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts generated or acquired by National City Bank and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                      (Not an interest in or obligation of
                               National City Bank
                           or any Affiliate thereof.)

            This certifies that _______ (the "Investor Certificateholder") is the registered owner of an undivided interest in the National City Credit Card Master Trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected consumer revolving credit card accounts (the "Accounts") of National City Bank, a national banking association organized under the laws of the United States, all Interchange and

Recoveries that are allocable to the Trust, all monies due or to become due and all amounts received or receivable with respect to any of the foregoing and all proceeds of any of the foregoing (including "proceeds" as defined in the UCC), and the other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000, as further amended as of May 24, 2001 and as of August 3, 2005, as supplemented by the Series 2005-CC Supplement, dated as of August 23, 2005 (collectively, the "Pooling and Servicing Agreement"), by and between National City Bank, as Seller (the "Seller") and as Servicer (the "Servicer"), and The Bank of New York (Delaware), as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

            To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.

            Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Investor Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

            Beginning on October 17, 2005 and on each Distribution Date thereafter, the Trustee shall distribute to the Investor Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date such amounts as are payable pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to Section 5.01 of the Pooling and Servicing Agreement. The Series 2005-CC Termination Date is the earlier to occur of (i) the date designated by the Seller following the last occurring Legal Maturity Date of any series, class or tranche of Notes or (ii) the Termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement. Principal with respect to the Series 2005-CC Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Investor Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

            This Investor Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

            This Investor Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

            IN WITNESS WHEREOF, National City Bank has caused this Series 2005-CC Certificate to be duly executed under its official seal.

                                                 By:________________________
                                                    Name: Russell A. Cronin, Jr.
                                                    Title: Senior Vice President

Date: August __, 2005

                 Form of Trustee's Certificate of Authentication

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Series 2005-CC Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

                                         THE BANK OF NEW YORK (DELAWARE),
                                          Trustee

                                         By:____________________________________
                                             Authorized Signatory

Date: August __, 2005

                                                                       EXHIBIT B

              FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                                 TO THE TRUSTEE
                               NATIONAL CITY BANK
             NATIONAL CITY CREDIT CARD MASTER TRUST, SERIES 2005-CC
                   MONTHLY PERIOD ENDING __________ __, _____

Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 2005-CC Supplement. This notice is delivered pursuant to Section 4.02.

      A) National City Bank is the Servicer under the Pooling and Servicing Agreement.

      B)    The undersigned is a Servicing Officer.

      C) The date of this notice is on the related Distribution Date under the Pooling and Servicing Agreement.

I. INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Sections 4.02 and 4.03, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Collection Account on __________ __, ____, which date is a Distribution Date under the Pooling and Servicing Agreement, in the aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with Sections 3.01(a), 4.02 and 4.03:

A.    Pursuant to subsection 3.01(a):

            1.    Servicer Interchange                               $__________

B.    Pursuant to subsection 4.02(b)(ii):

            1.    Shared Principal Collections to be applied in
                  accordance with Section 4.04                       $__________

C.    Pursuant to subsection 4.02(c):

            1.    Amount to be paid to Series 2005-CC
                  Certificateholders                                 $__________

D.    Pursuant to Section 4.03:

            1.    Amount to be treated as Excess Finance Charge
                  Collections                                        $__________

II. INSTRUCTION TO MAKE CERTAIN PAYMENTS

Pursuant to Section 4.02, the Servicer does hereby instruct the Trustee pay in accordance with Section 4.02 to the account of the Certificate Representative on __________ __, ____, which date is a Distribution Date under the Pooling and Servicing Agreement, the amounts set forth below:

A. Pursuant to subsection 4.02(a):

            1. Amount to be treated as Available Funds to be paid to the Series 2005-CC Certificateholders from the Collection Account in accordance with
                  Section 5.01                                       $__________

B. Pursuant to subsection 4.02(b)(i):

            1.    Amount equal to the Monthly Principal Payment to
                  be paid to the Series 2005-CC Certificateholders
                  from the Collection Account                        $__________

      IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __th day __________, ____.

                                   NATIONAL CITY BANK,
                                   AS SERVICER

                                   By:__________________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT C

          FORM OF MONTHLY SERIES 2005-CC CERTIFICATEHOLDERS' STATEMENT

                                 Series 2005-CC

                               NATIONAL CITY BANK

                  --------------------------------------------

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                  --------------------------------------------

      The information which is required to be prepared with respect to the Distribution Date of ______ __, ____and with respect to the performance of the Trust during the related Monthly Period.

      Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.    Information Regarding the Current Monthly Distribution

      1.    The amount of the current monthly distribution which
            constitutes Available Funds............................  $__________

      2.    The amount of the current monthly distribution which
            constitutes Available Principal Collections............  $__________

            Total..................................................  $__________

B.    Information Regarding the Performance of the Trust

      1.    Collection of Principal Receivables

            (a)   The aggregate amount of Collections of Principal
                  Receivables processed during the related Monthly
                  Period and allocated to Series 2005-CC...........  $__________

      2.    Collection of Finance Charge Receivables

            (a)   The aggregate amount of Finance Charge
                  Receivables processed during the related Monthly
                  Period and allocated to Series 2005-CC...........  $__________

      3.    Principal Receivables in the Trust

            (a)   The aggregate amount of Principal Receivables in
                  the Trust as of the end of the day on the last
                  day of the related Monthly Period................  $__________

            (b)   The amount of Principal Receivables in the Trust
                  represented by the Invested Amount of Series
                  2005-CC as of the end of the day on the last day
                  of the related Monthly Period....................  $__________

            (c)   The Floating Allocation Invested Amount as of the
                  end of the day on the last day of the related
                  Monthly Period...................................  $__________

            (d)   The Principal Allocation Invested Amount as of
                  the end of the day on the last day of the related
                  Monthly Period...................................  $__________

            (e)   The Floating Allocation Percentage with respect
                  to the related Monthly Period....................  ____%

            (f)   The Principal Allocation Percentage with respect
                  to the related Monthly Period....................  ____%

      4.    Delinquent Balances

            The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

            Aggregate                                  Percentage
             Account                                    of Total
             Balance                                   Receivables
--------------------------                             -----------
(a)   30     -    59 days:      $__________               ____%
(b)   60     -    89 days:      $__________               ____%
(c)   90+ days:                 $__________               ____%
                    Total:      $__________               ____%

      5.    Investor Default Amount

            (a)   The Aggregate Investor Default Amount for the
                  related Monthly Period...........................  $__________

      6.    Monthly Servicing Fee

            (a)   The amount of the Monthly Servicing Fee payable
                  by the Trust to the Servicer for the related
                  Monthly Period...................................  $__________

            (b).  The amount of the Servicer Interchange payable by
                  the Trust to the Servicer for the related Monthly
                  Period...........................................  $__________

                                                    NATIONAL CITY BANK,
                                                      AS SERVICER

                                                    By:_________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT D

                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                               NATIONAL CITY BANK

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                 SERIES 2005-CC

            The undersigned, a duly authorized representative of National City Bank, as Servicer (in such capacity, "National City"), pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 as amended and restated as of July 1, 2000 (as amended thereafter, the "Agreement"), as supplemented by the Series 2005-CC Supplement (the "Series 2005-CC Supplement"), between National City, as Seller and Servicer, and The Bank of New York (Delaware), as Trustee, does hereby certify as follows:

            1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series 2005-CC Supplement, as applicable.

2.    National City is, as of the date hereof, the Servicer under the Agreement.

3.    The undersigned is a Servicing Officer.

4. This Certificate relates to the Distribution Date occurring on __________ __, _______.

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None"].

6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ____ day of _____________, ____.

                                          NATIONAL CITY BANK,
                                           as Seller and Servicer

                                          By:___________________________________
                                              Name:
                                              Title:

                                       D-2